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                       ADMINISTRATIVE SERVICES AGREEMENT

AGREEMENT, dated March 1, 2010, between HL Investment Advisers, LLC ("HLIA"), a Connecticut limit liability company, and Hartford Life Insurance Company ("HLIC"), a Connecticut corporation.

WHEREAS, HLIA acts as investment adviser to certain registered open end investment companies, including each series thereof, listed on Schedule A to this Agreement (collectively, the "Funds"), pursuant to one or more investment advisory agreements between HLIA and each registered investment company (the "Advisory Agreements");

WHEREAS, the Advisory Agreements do not prohibit HLIA from delegating the provision of certain services provided to the Funds by HLIA under such Advisory Agreements to another service provider, including an affiliate, subject to the oversight of HLIA;

WHEREAS, HLIA wishes to delegate certain non-advisory services provided to the Funds pursuant to the Advisory Agreements to HLIC; and

WHEREAS, HLIC has agreed to furnish certain non-advisory services to the Funds upon the terms and conditions herein set forth and subject to the oversight of HLIA;

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1. In General. HLIC agrees, as more fully set forth herein, to provide certain administrative services to each of the Funds.

2. Duties and Obligations of HLIC with Respect to the Funds. HLIC agrees to provide the following administrative services to the Funds:

       (a) provide the Funds with office space, facilities, equipment and necessary personnel and such other services as the investment manager of the Funds, subject to review by the Funds' Board of Directors (the "Board"), from time to time shall determine to be necessary or useful to perform its obligations under this Agreement, including the provision by HLIC from among its officers, directors and employees, persons to serve as directors, officers and employees of the Funds and to pay the salaries of all such persons;

       (b) oversee administration and maintenance of shareholder accounts and conduct of shareholder relations;

       (c) conduct relations with and provide oversight of custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable;

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       (d) oversee the determination and publication of each Fund's net asset value in accordance with the Funds' policy as adopted from time to time by the Board;

       (e) review the appropriateness of and arrange for payment of each Fund's expenses;

       (f) make such reports and recommendations to the Board concerning the performance of the independent accountants as the Board may reasonably request or deem appropriate;

       (g) make such reports and recommendations to the Board concerning the performance and fees of the Funds' custodian, transfer agent and dividend disbursing agent as the Board may reasonably request or deem appropriate;

       (h) oversee and review calculations of fees paid to the Funds' service providers;

       (i) respond to or refer to the Funds' officers or transfer agent, shareholder inquiries relating to the Funds;

       (j) supervise any other aspects of the Funds' administration or operations as may be agreed to with the Funds;

       (k) deliver current Fund proxies and proxy statements and other informational materials;

       (l) facilitate the tabulation of investors' votes in the event of a Fund shareholder vote;

       (m) receive, tabulate and transmit proxies executed by or on behalf of investors; and

       (n) provide such other services as the Funds and/or the Board may deem necessary or appropriate from time to time.

All services are to be furnished through the medium of any directors, officers or employees of HLIC or its affiliates as HLIC deems appropriate in order to fulfill its obligations hereunder.

3. Other Services. HLIC shall also furnish to the Funds such other administrative services as are necessary for the efficient operation of the Funds. Notwithstanding this commitment, however, the Funds shall assume and pay the following costs and expenses:

       (a)  Interest, taxes, and brokerage charges;

       (b) The costs of preparing, printing and filing any post-effective amendments or supplements to the registration forms of the Funds and their securities, the annual mailings of prospectuses to shareholders, and all federal and state registration, qualification and filing costs and fees with respect to the Funds and their securities;

       (c)  Issuance and redemption expenses;

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    (d) Transfer agency and dividend and distribution disbursing agency costs and expenses;

    (e)  Custodian fees and expenses;

    (f)  Auditing and legal expenses;

    (g)  Fidelity bond premiums;

    (h) Fees and salaries of directors, officers and employees of the Funds who are not "interested persons" of HLIC as that term is defined in the Investment Company Act of 1940, as amended;

    (i) The costs of all annual and semiannual reports mailed to Funds' shareholders, as well as all quarterly, annual and any other periodic reports required to be filed with the Securities and Exchange Commission or with any state; any notices required by federal or state regulatory authorities; and any proxy solicitation materials directed to Funds' shareholders; as well as all printing and mailing costs incurred in connection with the above, and

    (j) Any expenses incurred in connection with the holding of shareholder meetings of the Funds' shareholders.

4. Compensation. As compensation for the services to be performed by HLIC hereunder, HLIA will pay to HLIC, as promptly as possible after the last day of each month, a monthly fee equal to the amount set forth in Schedule B.

5. Services Not Exclusive. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of HLIC to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or dissimilar nature, nor to limit the right of HLIC to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

6. Limitation of Liability. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the obligations and duties of HLIC hereunder, HLIC shall not be subject to liabilities to the Funds or to any shareholder for any act or omission in the course of, or connected with, rendering services hereunder.

7. Effective Date and Termination

       (a) This Agreement shall become effective on the date and year first above written and shall continue in effect indefinitely unless terminated in accordance with its terms.

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       (b) This Agreement (i) may be terminated at any time without the payment of any penalty either by vote of the members of the Funds' Board of Directors or by vote of the majority in interest of the Funds' shareholders on sixty days' prior written notice to HLIC, and (ii) may be terminated by HLIC on sixty days' prior written notice to the Funds.

8. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                             HARTFORD LIFE INSURANCE COMPANY

                             By:    /s/ Tamara L. Fagely
                                    -----------------------------------
                             Name:  Tamara L. Fagely
                             Title: Vice President

                             HL INVESTMENT ADVISERS LLC

                             By:    /s/ Vernon Meyer
                                    -----------------------------------
                             Name:  Vernon Meyer
                             Title: Senior Vice President

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                                   SCHEDULE A

                                 LIST OF FUNDS

HARTFORD SERIES FUND, INC.

HARTFORD HLS SERIES FUND II, INC.

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                                   SCHEDULE B
                          ADMINISTRATIVE SERVICES FEE

0.25% of the average daily net assets of each Fund